Exhibit 10.2
FIRST AMENDMENT
TO
EMPLOYMENT AGREEMENT
     This First Amendment to Employment Agreement (“Amendment”) is entered into this 4th day of March, 2009, by and between Timothy J. Cope, an individual resident of the State of Minnesota (the “Executive”) and Lakes Entertainment, Inc., a Minnesota corporation, including its subsidiaries and affiliates (collectively, “Company”).
RECITALS:
A.	WHEREAS, Executive and Employer did enter into a certain Employment Agreement dated February 15, 2006 (the “Agreement”) pertaining to Executive’s employment with the Company, a copy of which is attached hereto as Exhibit A.

B.	WHEREAS, the parties desire to amend the Agreement hereby.
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements of the parties herein contained, the parties hereby agree as follows:
1.	Section 2 shall be amended to read as follows:
2.	Term. The term of this Agreement and Executive’s employment hereunder will be a period of 36 months commencing on the February 15, 2009 and expiring 36 months therefrom (the “Term”). The Term will be automatically extended for successive additional one-year periods (“Additional Employment Terms”) unless, at least 60 days prior to the end of the Term or an Additional Employment Term, the Company or the Executive has notified the other in writing that the Agreement will terminate at the end of the then current term. A notice of non-extension by the Company prior to the end of the Term or during any Additional Employment Term will be treated consistent with subsection 8a of this Agreement. A notice of non-extension by the Executive during the Term or any Additional Employment Term will be treated as a termination by the Executive with employment separation benefits as described in subsection 8d of this Agreement.
2.	This Amendment shall be expressly limited to the amendment contained herein, all remaining terms of the Agreement shall remain in full force and effect, and this Amendment when read in conjunction with the Agreement shall encompass the complete understanding of the parties.
     IN WITNESS WHEREOF, the parties hereto have executed this agreement effective as of the date first written above.

TIMOTHY J. COPE	LAKES ENTERTAINMENT, INC.

/s/ Timothy J. Cope	By:	/s/ Damon Schramm
	Its:	Vice President — General Counsel